Company”), pursuant to our Lordstown Motors Corp.2020 Equity Incentive Plan (collectively the “Plan”), hereby do grant you Stock Options to receive the number of Company Shares as set forth below. Unless otherwise stated, all capitalized terms within this award shall be interpreted as defined in the Plan. This Option_____ is / ______ is not intended to be an incentive stock option (an “ISO”).

a varying percentage of the Option shares shall vest on each of the following dates-

Notice of Stock Option Award Granted Under the
Lordstown Motors Corp. 2020 Equity Incentive Plan

We, Lordstown Motors Corp. (the “Company”), pursuant to our Lordstown Motors Corp.2020 Equity Incentive Plan (collectively the “Plan”), hereby do grant you Stock Options to receive the number of Company Shares as set forth below. Unless otherwise stated, all capitalized terms within this award shall be interpreted as defined in the Plan. This Option_____ is / ______ is not intended to be an incentive stock option (an “ISO”).

Name of Award Grantee:

Grantee Employee ID Number:

Award Number:

Date of Award Grant:

Vesting Commencement Date:

Total Number of Shares:

Purchase Price Per Share:

Vesting Schedule: a varying percentage of the Option shares shall vest on each of the following dates-

Vest Date

Vesting shares

We wish to remind you that the details of this Award Notice are strictly confidential and you should not discuss the matter with any person other than the relevant HR representative of the Company.

The main terms of the Option are detailed in the Plan and in this Option Notice. Furthermore, the Options are subject to the following provisions: Delivery of the Shares shall be subject to and made in accordance with the Terms and Conditions attached hereto as Exhibit A.

Sincerely yours,

Lordstown Motors Corp. CEO

Exhibit A

Terms and Conditions

Stock Option Award Granted Under the

Lordstown Motors Corp. 2020 Equity Incentive Plan

1.Grant of Option. The Company has awarded a Stock Option (the “Option”) to purchase Shares at a specified exercise price per Share (the “Exercise Price”) to the Participant, all as set forth in the Notice of Stock Option Award (the “Award Notice”).  These Terms and Conditions shall be considered an Award Agreement under the Plan.

2.Vesting Schedule. Except as provided in Section 3, the Option will vest in accordance with the vesting provisions set forth in the Award Notice. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest unless Participant will have been continuously a Service Provider from the date of grant until the date such vesting occurs; provided, however, that Shares shall fully vest if such continuous service is terminated by reason of the Participant’s death or Disability.

3.Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4.Exercise of Option.

(a)Right to Exercise. Except as may otherwise be determined under Section 3, this Option may be exercised only within the term set out in the Award Notice, and may be exercised during such term only in accordance with the Plan and these Terms and Conditions.

(b)Method of Exercise. This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”), in a form prescribed by the Administrator, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant (or his or her designated beneficiary or representative, in the case of death or Disability) and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

5.Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:  (a) cash; (b) check; (c)

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consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (d) by net exercise; or (e) surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company.

6.Tax Obligations.

(a)Withholding Taxes. Notwithstanding any contrary provision of these Terms and Conditions, no certificate representing the Shares will be issued to Participant or a beneficiary, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b)Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, the terms of the Plan governing incentive stock options shall apply.  If Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the date of grant, or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(c)Code Section 409A.  The Option is intended to be exempt from the nonqualified deferred compensation rules of Section 409A of the Code and shall be so administered and construed.  However, the Company makes no warranty as to such exemption and Participant shall be solely responsible for any adverse tax consequences resulting from the acceptance of the Option, the exercise of the Option and the related receipt of Shares.

7.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

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8.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THESE TERMS AND CONDITIONS, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

9.Address for Notices. Any notice to be given to the Company under these Terms and Conditions will be addressed to the Company, in care of its Human Resources Department at Lordstown Motors Corp., 2300 Hallock Young Road, Warren, OH 44481, or at such other address as the Company may hereafter designate in writing.

10.Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

11.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, these Terms and Conditions will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

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13.Recoupment. Notwithstanding any other provision herein, the Option and any Shares or other amount or property that may be issued, delivered or paid in respect of the Option, as well as any consideration that may be received in respect of a sale or other disposition of any such Shares or property, shall be subject to any recoupment, “clawback” or similar provisions of applicable law or applicable agreements, as well as any recoupment or “clawback” policies of the Company that may be in effect from time to time. In addition, the Company may require Participant to deliver or otherwise repay to the Company the Option and any Shares or other amount or property that may be issued, delivered or paid in respect of the Option, as well as any consideration that may be received in respect of a sale or other disposition of any such Shares or property, if the Company reasonably determines that one or more of the following has occurred:

(a)during the period of Participant’s status as a Service Provider with the Company or any of its Subsidiaries (the “Service Period”), the Participant has committed a felony (under the laws of the United States or any relevant state, or a similar crime or offense under the applicable laws of any relevant foreign jurisdiction);

(b)during the Service Period or at any time thereafter, Participant has committed or engaged in a breach of confidentiality, or an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information of the Company or any of its Subsidiaries; or

(c)during the Service Period or at any time thereafter, Participant has committed or engaged in an act of theft, embezzlement or fraud, or materially breached any agreement to which Participant is a party with the Company or any of its Subsidiaries.

14.Plan Governs. These Terms and Conditions are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of these Terms and Conditions  and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in these Terms and Conditions will have the meaning set forth in the Plan.

15.Administrator Authority. The Administrator will have the power to interpret the Plan and these Terms and Conditions and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or these Terms and Conditions.

16.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future options that may be awarded

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under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of these Terms and Conditions.

18.Agreement Severable. If any provision of these Terms and Conditions is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of these Terms and Conditions.

19.Modifications. These Terms and Conditions, along with the Award Notice, constitute the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting the Award in reliance on any promises, representations, or inducements other than those contained herein. Modifications to these Terms and Conditions, the Award Notice or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or these Terms and Conditions, the Company reserves the right to revise these Terms and Conditions as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to secure exemption from or compliance with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Option.

20.Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

21.Governing Law; Resolution of Disputes. These Terms and Conditions and the Award Notice will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. Any dispute that arises under the Plan, the Award Notice or these Terms and Conditions shall be exclusively resolved pursuant to Section 24 of the Plan.  By accepting this Award, Participant (for himself or herself and for any person or entity claiming under or through him or her) agrees to be bound thereby.

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